UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 6, 2005

MIKOHN GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation)	000-22752 (Commission File Number)	88-0218876 (IRS Employer Identification No.)

920 Pilot Road, P.O. Box 98686,
Las Vegas, NV	89119-8686
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code
(702) 896-3890
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
Item 8.01. Other Events.
     On September 6, 2005, Mikohn Gaming Corporation (the “Company”) issued a press release announcing that it entered into a definitive agreement to acquire EndX Group, Ltd., and announcing certain of its expected financial results for the fiscal year ending December 31, 2006. A copy of the press release is attached hereto as Exhibit 99.1.
     To supplement our consolidated financial statements presented in accordance with GAAP, we use non-GAAP measures of operating results, net income and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. These non-GAAP adjustments are provided to enhance the users’ overall understanding of our current financial performance and our prospects for the future. Additionally, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits
99.1	Press release dated September 6, 2005

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIKOHN GAMING CORPORATION (Registrant)

September 6, 2005	/s/ MICHAEL A. SICURO

Michael A. Sicuro Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Exhibit Index

Exhibit Number	Description

99.1	Press release dated September 6, 2005